As filed with the Securities and Exchange Commission on June 30, 1995
                                                 Registration No. 33-_____

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                            __________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                            __________________

                      PHILLIPS-VAN HEUSEN CORPORATION
            (Exact name of issuer as specified in its charter)

              Delaware                          13-1166910
     (State of incorporation)                 (I.R.S Employer
                                      Identification Number)

                        1290 Avenue of the Americas
                         New York, New York  10104
                 (Address of principal executive offices)
                            ___________________

                      Phillips-Van Heusen Corporation
                          1987 Stock Option Plan
                         (Full title of the plan)
                            ___________________


          Eugene O. Kessler                  Copy to:
          Vice President                     Edward H. Cohen,Esq.
          1290 Avenue of the Americas        Rosenman & Colin
          New York, New York  10104          575 Madison Avenue
          (212) 468-7180                     New York, New York 10022
         (Name, address and telephone        (212) 940-8580
          number of agent for service)


                      CALCULATION OF REGISTRATION FEE

Title of                     Proposed maximum Proposed maximum   Amount of
securities to  Amount to be  offering price   aggregate offering registration
be registered  registered    per share                           fee

Common Stock,
 par value $1.00
 per share...... 650,000       $14.25          $9,262,500           $3,194


     *Estimated solely for the purpose of calculating the
registration fee; computed, pursuant to Rule 457(c), upon the basis of the average of the high and low prices of the Common
Stock as quoted on the New York Stock Exchange on June 27, 1995.
                          ___________________

     The Exhibit Index required by Item 601 of Regulation S-K is located at page 4 of the sequential numbering system appearing in the manually signed copy of this Registration Statement, totalling 27 pages, filed with the Securities and Exchange
Commission.

                                  PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed solely to register additional shares of the Common Stock of Phillips-Van Heusen Corporation (the "Company") to be issued upon the exercise of options granted under the Company's 1987 Stock Option Plan and the contents of the Company's Registration Statement on Form S-8, Registration No. 33-66690, as filed with the Commission on July 29, 1993, relating to said Plan is incorporated herein by reference.

ITEM 8.   EXHIBITS

Exhibit No.    Description

4(a) Phillips-Van Heusen Corporation 1973 Employees' Stock Option Plan (incorporated by reference to
               Exhibit 1 to Form S-8 Registration Statement, Registration No. 2-72959, filed on July 15, 1981).

4(b) Supplement to 1973 Employees' Stock Option Plan (incorporated by reference to the Company's Prospectus filed pursuant to Rule 424(c) to the Form S-8 Registration Statement, Registration No. 2-72959, filed on March 31, 1982).

4(c) Amendment to Phillips-Van Heusen Corporation 1973 Employees' Stock Option Plan (incorporated by reference to Exhibit 4(c) to Form S-8 Registration Statement, Registration No. 33-24057, filed on August 29, 1988).

*4(d)          Phillips-Van Heusen Corporation 1987 Stock Option
               Plan (including all amendments through June 13,
               1995).

4(e) Certificate of Incorporation (incorporated by reference to Exhibit 5 to the Company's Annual
               Report on Form 10-K for the fiscal year ended
               January 29, 1977).

4(f) Amendment to Certificate of Incorporation filed June 2, 1987 (incorporated by reference to Exhibit 3(c) to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1988).

4(g) Amendment to Certificate of Incorporation filed June 1, 1993 (incorporated by reference to Exhibit
               3.5 to the Company's Annual Report on Form 10-K for the fiscal year ended January 30, 1994).

4(h) By-Laws of the Company (incorporated by reference to Exhibit 6 to the Company's Annual Report on
               Form 10-K for the fiscal year ended January 29,
               1977).

4(i)           Amendment to Section 4 of Article II of the By-
               Laws of the Company (incorporated by reference to Exhibit 28.3 to the Company's Report on Form 8-K filed September 5, 1987).

4(j) Preferred Stock Purchase Rights Agreement (the "Rights Agreement"), dated June 10, 1986 between the Company and The Chase Manhattan Bank, N.A. (incorporated by reference to Exhibit 3 to the Company's Quarterly Report as filed on Form 10-Q for the period ended May 4, 1986).

4(k) Amendment to the Rights Agreement, dated March 31, 1987 between the Company and The Chase Manhattan Bank, N.A. (incorporated by reference to Exhibit 4(c) to the Company's Annual Report on Form 10-K for the year ended February 2, 1987).

4(l) Supplemental Rights Agreement and Second Amendment to the Rights Agreement, dated as of July 30, 1987, between the Company and The Chase Manhattan Bank, N.A. (incorporated by reference to Exhibit
               (c)(4) to the Company's Schedule 13E-4, Issuer Tender Offer Statement, dated July 31, 1987).

4(m) Specimen of common stock certificate of the Company (incorporated by reference to Exhibit 4 to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1981).

*5(a)          Opinion of Rosenman & Colin.

*23(a)         Consent of Ernst & Young LLP.

*23(b)         Consent of Rosenman & Colin (included in Exhibit
               5(a)).

_____________________

*  Filed herewith

                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 29th day of June, 1995.

                              PHILLIPS-VAN HEUSEN CORPORATION
                                   (Registrant)


                              By   Bruce J. Klatsky
                                   Bruce J. Klatsky
                                   Chairman


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



     Signature



Bruce J. Klatsky                       Date:  June 29, 1995 Bruce
J. Klatsky
Chairman, President, Chief
Executive Officer and Director of
Phillips-Van Heusen Corporation



Irwin W. Winter                        Date:  June 29, 1995 Irwin
W. Winter
Vice President-Finance, Chief
Financial officer and Director
of Phillips-Van Heusen Corporation



Emanuel Chirico                        Date:  June 29, 1995
Emanuel Chirico
Vice President and Corporate
Controller (Chief Accounting
officer) of Phillips-Van Heusen
Corporation



Edward H. Cohen                        Date:  June 29, 1995
Edward H. Cohen
Director of Phillips-Van Heusen
Corporation

Estelle Ellis                          Date:  June 29, 1995
Estelle Ellis
Director of Phillips-Van Heusen
Corporation



Joseph B. Fuller                       Date:  June 22, 1995
Joseph B. Fuller
Director of Phillips-Van Heusen
Corporation



Harry N.S. Lee                         Date:  June 23, 1995 Harry
N.S. Lee
Director of Phillips-Van Heusen
Corporation



Maria Elena Lagomasino                 Date:  June 20, 1995 Maria
Elena Lagomasino
Director of Phillips-Van Heusen
Corporation



Bruce Maggin                           Date:  June 20, 1995 Bruce
Maggin
Director of Phillips-Van Heusen
Corporation




Ellis E. Meredith                      Date:  June 21, 1995 Ellis
E. Meredith
Director of Phillips-Van Heusen
Corporation



Steven L. Osterweis                    Date:  June 21, 1995
Steven L. Osterweis
Director of Phillips-Van Heusen
Corporation



William S. Scolnick                    Date:  June 22, 1995
William S. Scolnick
Director of Phillips-Van Heusen
Corporation



Peter J. Solomon                       Date:  June 29, 1995
Peter J. Solomon
Director of Phillips-Van Heusen
Corporation

                           EXHIBIT INDEX

Document                                                          Page
                                                                  Number

4(a)              Phillips-Van Heusen Corporation 1973
                  Employees' Stock Option Plan
                  (incorporated by reference to Exhibit 1
                  to Form S-8 Registration Statement,
                  Registration No. 2-72959, filed on July
                  15, 1981).

4(b)              Supplement to 1973 Employees' Stock
                  Option Plan (incorporated by reference
                  to the Company's Prospectus filed
                  pursuant to Rule 424(c) to the Form S-8
                  Registration Statement, Registration No.
                  2-72959, filed on March 31, 1982).

4(c) Amendment to Phillips-Van Heusen Corporation 1973 Employees' Stock Option Plan (incorporated by reference to Exhibit 4(c) to Form S-8 Registration Statement, Registration No. 33-24057, filed on August 29, 1988).

*4(d)             Phillips-Van Heusen Corporation 1987 Stock Option Plan
                  (including all amendments through June 13, 1995).        8

4(e) Certificate of Incorporation (incorporated by reference to Exhibit 5 to the Company's Annual
                  Report on Form 10-K for the fiscal year ended
                  January 29, 1977).

4(f)              Amendment to Certificate of
                  Incorporation filed June 2, 1987
                  (incorporated by reference to Exhibit
                  3(c) to the Company's Annual Report on
                  Form 10-K for the fiscal year ended
                  January 31, 1988).

4(g)              Amendment to Certificate of
                  Incorporation filed June 1, 1993
                  (incorporated by reference to Exhibit
                  3.5 to the Company's Annual Report on
                  Form 10-K for the fiscal year ended
                  January 30, 1994).

4(h) By-Laws of the Company (incorporated by reference to Exhibit 6 to the Company's
                  Annual Report on Form 10-K for the
                  fiscal year ended January 29, 1977).

4(i)              Amendment to Section 4 of Article II of
                  the By-Laws of the Company (incorporated by reference to Exhibit 28.3 to the Company's Report on Form 8-K filed
                  September 5, 1987).

4(j)              Preferred Stock Purchase Rights
                  Agreement (the "Rights Agreement"),
                  dated June 10, 1986 between the Company
                  and The Chase Manhattan Bank, N.A.
                  (incorporated by reference to Exhibit 3
                  to the Company's Quarterly Report as
                  filed on Form 10-Q for the period ended
                  May 4, 1986).

4(k)              Amendment to the Rights Agreement, dated
                  March 31, 1987 between the Company and
                  The Chase Manhattan Bank, N.A.
                  (incorporated by reference to Exhibit
                  4(c) to the Company's Annual Report on
                  Form 10-K for the year ended February 2,
                  1987).

4(l)              Supplemental Rights Agreement and Second
                  Amendment to the Rights Agreement, dated as of July 30, 1987, between the Company and The Chase Manhattan Bank, N.A.
                  (incorporated by reference to Exhibit
                  (c)(4) to the Company's Schedule 13E-4,
                  Issuer Tender Offer Statement, dated
                  July 31, 1987).

4(m)              Specimen of common stock certificate
                  of the Company (incorporated by reference to Exhibit 4 to the Company's Annual
                  Report on Form 10-K for the fiscal year
                  ended January 31, 1981).

*5(a)             Opinion of Rosenman & Colin.                          26

*23(a)            Consent of Ernst & Young LLP.                         27

*23(b)            Consent of Rosenman & Colin (included in
                  Exhibit 5(a)).
_____________________

*  Filed herewith

                   PHILLIPS-VAN HEUSEN CORPORATION

                     1987 STOCK OPTION PLAN
                    (Including all amendments
                     through June 13, 1995)


1.   Purpose.

     The purposes of the 1987 Stock Option Plan (the "Plan") are to induce certain individuals to remain in the employ, or to continue to serve as directors, of Phillips-Van Heusen Corporation (the "Company") and its present and future subsidiary corporations (each a "Subsidiary"), as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), to attract new individuals to enter into such employment and service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the granting of stock options (the "Options") under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success. Options granted hereunder are intended to be either (a) "incentive stock options" (which term, when used herein, shall have the meaning ascribed thereto by the provisions of Section 422(b) of the Code) or (b) options which are not incentive stock options ("non-incentive stock options") or (c) a combination thereof, as determined by the Committee (the "Committee") referred to in Section 5 hereof at the time of the grant thereof.

2.   Effective Date of the Plan.

     The Plan became effective on April 2, 1987. The Plan was amended and restated effective as of January 3, 1991, and amended further as of April 4, 1991, February 4, 1993, March 30, 1993,
September 9, 1993, April 18, 1995 and June 13, 1995.

3.   Stock Subject to Plan.

     3,150,000 (which number reflects all changes in the capitalization of the Company and amendments to the Plan through June 13, 1995) of the authorized but unissued shares of the common stock, $1.00 par value, of the Company (the "Common Stock") are hereby reserved for issue upon the exercise of Options granted under the Plan; provided, however, that the number of shares so reserved may from time to time be reduced to the extent that a corresponding number of issued and outstanding shares of the Common Stock are purchased by the Company and set aside for issue upon the exercise of Options. If any Options expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

4.   Administration.

     The Plan shall be administered by the Committee referred to in Section 5 hereof. Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements or certificates (which need not be identical), to determine the individuals (each a "Participant") to whom and the times and the prices at which Options shall be granted, the periods during which each Option shall be exercisable, the number of shares of the Common Stock to be subject to each Option and whether such Option shall be an incentive stock option or a non-incentive stock option and to make all other determinations necessary or advisable for the administration of the Plan. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company and the Subsidiaries and such other factors as the Committee in its discretion shall deem relevant. The Committee's determination on the matters referred to in this
Section 4 shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Option shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms of any Option shall be final, binding and conclusive.

5.   Committee.

     The Committee shall consist of two or more members of the Board both or all of whom shall be "disinterested persons" within the meaning of Rule 16b-3(c)(i) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and both or all of whom shall be "outside directors" within the contemplation of Section 162(m)(4)(C)(i) of the Code. The

President of the Company shall also be a member of the Committee, ex-officio, whether or not he is otherwise eligible to be a member of the Committee. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held except that the Committee may delegate to any one of its members the authority of the Committee with respect to the grant of Options to persons who shall not be officers and/or directors of the Company and who are not, and in the judgment of the Committee may not be reasonably expected to become, a "covered employee" within the meaning of Section 162(m)(3) of the Code. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee (or by the member of the Committee to whom authority has been delegated) shall be fully as effective as if it had been made at a meeting duly called and held.

6.   Eligibility.

     An Option may be granted only to a key employee of the Company or a Subsidiary. A director of the Company or a Subsidiary who is not an employee of the Company or a Subsidiary shall be eligible to receive an Option, but only as provided in
Section 21 hereof.

7.   Option Prices.

     A. The initial per share option price of any Option which is an incentive stock option shall be the price determined by the Committee, but not less than the fair market value of a share of the Common Stock on the date of grant; provided, however, that, in the case of a Participant who owns more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him, the initial per share option price shall not be less than 110% of the fair market value of a share of the Common Stock on the date of grant.

    B. The initial per share option price of any Option which is a non-incentive stock option shall not be less than 85% of the fair market value of a share of the Common Stock on the date of the grant; provided, however, that, in the case of a non-incentive stock option granted to a person who is, or in the judgment of the Committee may reasonably be expected to become, a "covered employee" within the meaning of Section 162(m)(3) of the Code, the initial per share option price shall not be less than the fair market value of a share of the Common Stock on the date of grant.

C. For all purposes of the Plan, the fair market value of a share of the Common Stock on any date shall be equal to (i) the closing sale price of the Common Stock on the New York Stock Exchange on the business day preceding such date or (ii) if there is no sale of the Common Stock on such Exchange on such business day, the average of the bid and asked prices on such Exchange at the close of the market on such business day.

8.   Option Term.

     Participants shall be granted Options for such term as the Committee shall determine, not in excess of ten years from the date of the granting thereof; provided, however, that, in the case of a Participant who owns more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof.

9.   Limitations on Amount of Options Granted.

     A. The aggregate fair market value of the shares of the Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.

B. No Participant shall, during any fiscal year of the Company, be granted Options to purchase more than 100,000 shares of the Common Stock (or, in the case of the fiscal year of the Company ending in January, 1994, 250,000 shares of the Common Stock). 10. Exercise of Options.

     A. A Participant may not exercise an Option during the period commencing on the date of the granting of such Option to him and ending on the day next preceding the third anniversary of such date. A Participant may (i) during the period commencing on the third anniversary of the date of the granting of an Option to him and ending on the day next preceding the fourth anniversary of such date, exercise such Option with respect to one-third of the shares granted thereby, (ii) during the period commencing on such fourth anniversary and ending on the day next preceding the fifth anniversary of the date of the granting of such Option, exercise such Option with respect to two-thirds of the shares granted thereby, and (iii) during the period commencing on such fifth anniversary, exercise such Option with respect to all of the shares granted thereby.

     B. Except as hereinbefore otherwise set forth, an Option may be exercised either in whole at any time or in part from time to time.

     C. An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of shares of the Common Stock and payment to the Company of the amount of the option price for the number of shares of the Common Stock so specified; provided, however, that, if the Committee shall in its sole discretion so determine at the time of the grant of any Option, all or any portion of such payment may be made in kind by the delivery of shares of the Common Stock having a fair market value equal to the portion of the option price so paid; provided, further, however, that, subject to the requirements of Regulation T (as in effect from time to time) promulgated under the Exchange Act, the Committee may implement procedures to allow a broker chosen by a Participant to make payment of all or any portion of the option price payable upon the exercise of an Option and receive, on behalf of such Participant, all or any portion of the shares of the Common Stock issuable upon such exercise.

     D. The Board may, in its discretion, permit any Option to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable.

     E. I. Notwithstanding the provisions of paragraph A of this Section 10, in the event that a Change in Control shall occur, then, each Option theretofore granted to any Participant which shall not have theretofore expired or otherwise been cancelled or become unexercisable shall become immediately exercisable in full. For the purposes of this paragraph E, a "Change in Control" shall be deemed to occur upon (a) the election of one or more individuals to the Board which election results in one-third of the directors of the Company consisting of individuals who have not been directors of the Company for at least two years, unless such individuals have been elected as directors by three-fourths of the directors of the Company who have been directors of the Company for at least two years, (b) the sale by the Company of all or substantially all of its assets to any Person, the consolidation of the Company with any Person, the merger of the Company with any Person as a result of which merger the Company is not the surviving entity as a publicly held corporation, (c) the sale or transfer of shares of the Company by the Company and/or any one or more of its stockholders, in one or more transactions, related or unrelated, to one or more Persons under circumstances whereby any Person and its Affiliates shall own, after such sales and transfers, at least one-fourth, but less than one-half, of the shares of the Company having voting power for the election of directors, unless such sale or transfer has been approved in advance by three-fourths of the directors of the Company who have been directors of the Company for at least two years, or (d) the sale or transfer of shares of the Company by the Company and/or any one or more of its stockholders, in one or more transactions, related or unrelated, to one or more Persons under circumstances whereby any Person and its Affiliates shall own, after such sales and transfers, at least one-half of the shares of the Company having voting power for the election of directors. For the purposes of this division I, (1) the term "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any other Person, (2) the term "Person" shall mean any individual, partnership, firm, trust, corporation or other similar entity and (3) when two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company, such partnership, limited partnership, syndicate or group shall be deemed a "Person".

     II. In the event that a Change of Control shall occur, then, from and after the time of such event, neither the provisions of this paragraph E nor any of the rights of any Participant thereunder shall be modified or amended in any way.

     III. The provisions of this Section 10E shall only apply to Options granted under the Plan on or subsequent to June 13, 1995. Options granted prior to such date shall be governed by the provisions of the Plan as in effect on the date of the grant thereof.

11.  Transferability.

     No Option shall be assignable or transferable except by will and/or by the laws of descent and distribution and, during the life of any Participant, each Option granted to him may be exercised only by him.

12.  Termination of Employment.

     In the event a Participant leaves the employ of the Company and the Subsidiaries, whether voluntarily or otherwise but other than by reason of his death or retirement, each Option theretofore granted to him which shall not have theretofore expired or otherwise been cancelled shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of 30 days after the date of such Participant's termination of employment and the date of termination specified in such Option. Notwithstanding the foregoing, if a Participant is terminated for cause (as defined herein), each Option theretofore granted to him which shall not have theretofore expired or otherwise been cancelled shall, to the extent not theretofore exercised, terminate forthwith. For purposes of the foregoing, the term
"cause" shall mean: (i) the commission by the Participant of any act or omission that would constitute a crime under federal, state or equivalent foreign law, (ii) the commission by the Participant of any act of moral turpitude, (iii) fraud, dishonesty or other acts or omissions that result in a breach of any fiduciary or other material duty to the Company and/or the Subsidiaries, or (iv) continued alcohol or other substance abuse that renders the Participant incapable of performing his material duties to the satisfaction of the Company and/or the Subsidiaries. In the event a Participant leaves the employ of the Company and the Subsidiaries by reason of his retirement, each Option theretofore granted to him which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of three months after the date of such retirement and the date of termination specified in such Option. In the event a Participant's employment with the Company and the Subsidiaries ter-minates by reason of his death, each Option theretofore granted to him which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of three months after the date of the qualification of a representative of his estate and the date of termination specified in such Option.

13.  Adjustment of Number of Shares.

     In the event that a dividend shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any Option and the number of shares of the Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and the number of shares set forth in Section 9B hereof shall be adjusted by adding to each share the number of shares which would be dis-tributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of the Common Stock then subject to any Option and for each share of the Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and for each share of the Common Stock referred to in Section 9B hereof, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged. In the event that there shall be any change, other than as specified in this Section 13, in the number or kind of outstanding shares of the Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Option and the number or kind of shares reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and the number or kind of shares referred to in Section 9B hereof, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each stock option agreement or certificate entered into in accordance with the provisions of the Plan. In the case of any substitution or adjustment in accordance with the provisions of this Section 13, the option price in each stock option agreement or certificate for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 13. No adjustment or substitution provided for in this Section 13 shall require the Company to sell a fractional share under any stock option agreement or certificate. In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, then, except as otherwise provided in the second sentence of this Section 13, each Option, to the extent not theretofore exercised, shall terminate forthwith.

14.  Purchase for Investment, Withholding and Waivers.


     Unless the shares to be issued upon the exercise of an Option by a Participant shall be registered prior to the issuance thereof under the Securities Act of 1933, as amended, such Participant will, as a condition of the Company's obligation to issue such shares, be required to give a representation in writing that he is acquiring such shares for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof. In the event of the death of a Participant, a condition of exercising any Option shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine. In the case of each non-incentive stock option, a condition of exercising the same shall be the entry by the person exercising the same into such arrangements with the Company with respect to withholding as the Committee may determine.

15.  No Stockholder Status.

     Neither any Participant nor his legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of the Common Stock covered by an Option unless and until a certificate for such share has been issued. Upon payment of the purchase price thereof, a share issued upon exercise of an Option shall be fully paid and non-assessable.

16.  No Restrictions on Corporate Acts.

     Neither the existence of the Plan nor any Option shall in any way affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the

Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.


17.  Declining Market Price.

     In the event the fair market value of the Common Stock declines below the option price set forth in any Option, the Committee may, at any time, adjust, reduce, cancel and re-grant any unexercised Option or take any similar action it deems to be for the benefit of the Participant in light of the declining fair market value of the Common Stock; provided, however, that none of the foregoing actions may be taken without the prior approval of the Board.

18.  No Employment Right.

     Neither the existence of the Plan nor the grant of any Option shall require the Company or any Subsidiary to continue any Participant in the employ of the Company or such Subsidiary.

19.  Termination and Amendment of the Plan.

     The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not without further approval of the holders of a majority of the shares of the Common Stock present in person or by proxy at any special or annual meeting of the stockholders, increase the number of shares as to which Options may be granted under the Plan (as adjusted in accordance with the provisions of Section 13 hereof), or change the manner of determining the option prices, or extend the period during which an Option may be granted or exercised. Except as otherwise provided in Section 13 hereof, no termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affect the rights of such Participant under such Option.

20.  Expiration and Termination of the Plan.

     The Plan shall terminate on April 1, 1997 or at such earlier time as the Board may determine. Options may be granted under the Plan at any time and from time to time prior to its termination. Any Option outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Option shall have been exercised or shall have expired in accordance with its terms.

21.  Options for Outside Directors.

     A. A director of the Company who is not an employee of the Company or a Subsidiary (an "Outside Director") shall be eligible to receive an Option. Except as otherwise provided in this
Section 21, each such Option shall be subject to all of the terms and conditions of the Plan.

     B. I. At the first meeting of the Board immediately following each Annual Meeting of the Stockholders of the Company, each Outside Director shall be granted an Option, which shall be a non-incentive stock option, to purchase the number (calculated to the nearest 100 shares) of shares of the Common Stock derived by dividing $50,000 by the fair market value (as defined in Section 7C hereof) of a share of the Common Stock on the date of grant.

     II. The initial per share option price of each Option granted to an Outside Director shall be equal to the fair market value of a share of the Common Stock on the date of grant.

     III. The term of each Option granted to an Outside Director shall be ten years from the date of the granting thereof.

     IV. All or any portion of the payment required upon the exercise of an Option granted to an Outside Director may be made in kind by the delivery of shares of the Common Stock having a fair market value equal to the portion of the option price so paid.
     C. I. The provisions of Section 12 hereof shall not be applicable to any Option granted to an Outside Director.

     II. In the event an Outside Director ceases to be an Outside Director prior to his 65th birthday, whether voluntarily or otherwise but other than by reason of his death, each Option theretofore granted to him which shall not have theretofore expired or otherwise been cancelled shall, to the extent not theretofore exercised, terminate forthwith.

     III. In the event an Outside Director ceases to be an Outside Director after his 65th birthday other than by reason of his death, each Option theretofore granted to him which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of three months after the date on which he shall cease to be an Outside Director and the date of termination specified in such Option.

     IV. In the event of the death of an Outside Director, each Option theretofore granted to him which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of three months after the date of the qualification of a representative of his estate and the date of termination specified in such Option.

     D. The provisions of this Section 21 may not be amended except by the vote of a majority of the members of the Board and by the vote of a majority of the members of the Board who are not Outside Directors and the provisions of this Section 21 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 or the regulations or rules thereunder.

                                                        EXHIBIT 5


                          June 28, 1995






Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549


Gentlemen:

     We have been requested by Phillips-Van Heusen Corporation (the "Company"), a Delaware corporation, to furnish our opinion in connection with the registration statement (the "Registration Statement") on Form S-8, filed with you on the date hereof, with respect to the registration of an additional 650,000 shares of the Company's common stock, par value $1.00 per share, for issuance upon the exercise of options granted under the Company's 1987 Stock Option Plan (all shares being registered are hereinafter referred to as the "Shares").

     We have made such examination as we have deemed necessary for the purpose of this opinion. Based upon such examination, it is our opinion that, when the Registration Statement has become effective under the Securities Act of 1933, and when the Shares to be issued and sold by the Company have been issued, sold and paid for in the manner described in said Plan, the Shares will have been validly issued and will be fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   ROSENMAN & COLIN


                                   By:      Edward H. Cohen
                                               A Partner

                                                    Exhibit 23(a)


               CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of additional shares of the Common Stock of Phillips-Van Heusen Corporation to be issued upon the exercise of options granted under the Company's 1987 Stock Option Plan of our report dated March 14, 1995 with respect to the consolidated financial statements and schedules of Phillips-Van Heusen Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended January 29, 1995, filed with the Securities and Exchange Commission.



                                                Ernst & Young LLP



June 29, 1995
New York, New York